                                                                       EXHIBIT 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP


                                 March 29, 2002


Rainmaker Systems, Inc.
1800 Green Hills Road
Scotts Valley, California 95066

                  Re:    Rainmaker Systems, Inc. Registration Statement for
                         --------------------------------------------------
                         Offering of  1,920,878 Shares of Common Stock
                         ---------------------------------------------


Dear Ladies and Gentlemen:

                  We have acted as counsel to Rainmaker Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 1,920,878 shares of the Company's common stock (the "Shares") for issuance under the Company's 1999 Stock Incentive Plan (the "Incentive Plan") and the 1999 Employee Stock Purchase Plan (the "Purchase Plan")(collectively, the "Plans").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, (b) duly authorized direct stock issuances under the Incentive Plan effected in accordance with the Registration Statement, or (c) the provisions of purchase agreements duly authorized under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                               Very truly yours,


                                               /s/  Brobeck, Phleger & Harrison
                                               BROBECK, PHLEGER & HARRISON LLP